FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO.: 333-110340

Bear, Stearns & Co. Inc.

Asset-Backed Securities Group

383 Madison Avenue

New York, N.Y. 10179

(212) 272-2000

Free Writing Prospectus

 $[461,444,000] (Approximate)

Home Equity Loan Pass-Through Certificates,

Series 2006-HSA1

RFMSII Series 2006-HSA1 Trust

Residential Funding Mortgage Securities II, Inc.

Depositor (SEC File No. 333-110340)

Residential Funding Corporation

Seller and Master Servicer

January 18, 2006

Expected Timing:	Pricing Date:	On or about January [ ], 2006
	Settlement Date:	On or about January [27], 2006
	First Distribution Date:	February 27, 2006

Structure:	Fixed:	$[461,444,000] FGIC Wrap
	Rating Agencies:	Moody's and S&P

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (File No. 333-110340)(including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in thAT registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and tHE offering. You may get these documents AT NO CHARGE by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus at no charge IF you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of t he securities, supersedes information contained in any prior similar materials relating to these securities.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

RFMSII Home Equity Loan Pass-Through Certificates,

Series 2006-HSA1

$[461,444,000] (Approximate)

Characteristics of the Certificates (a)(b)(c)(d)(e)

Preliminary Offered Certificates
Class	Approximate Size	Interest Type	Principal Type	Interest Accrual Basis	Expected WAL (yrs) Call/Mat	Expected Principal Window (months) Call/Mat	Final Scheduled Distribution Date	Expected rating (S&P / Moody's)
A-1	$282,669,000	Floating	SEQ	Actual / 360	0.95 / 0.95	1-24 / 1-24	11/25/2020	AAA / Aaa
A-2	$42,249,000	Fixed	SEQ	30 / 360	2.20 / 2.20	24-30 / 24-30	11/25/2020	AAA / Aaa
A-3	$47,465,000	Fixed	SEQ	30 / 360	3.00 / 3.00	30-44 / 30-44	2/25/2022	AAA / Aaa
A-4	$42,917,000	Fixed	SEQ	30 / 360	4.52 / 5.17	44-61 / 44-140	2/25/2036	AAA / Aaa
A-5	$46,144,000	Fixed	NAS	30 / 360	4.72 / 5.91	37-61 / 37-138	2/25/2036	AAA / Aaa
Grand Total	$461,444,000

Notes:

  Class sizes subject to a variance of +/-5.0%.

  The WAL and Payment Windows are shown to the optional redemption date (as described herein) and to maturity. Prepayment Speed: 100% PPC which is defined as 15% CPR building to 40% CPR over the first 12 months, remaining at 40% CPR through month 24 and then decreasing to 35% and at month 36 remaining constant at 35% CPR thereafter.

  The Pass-Through Rate for the Class A-4 Certificates will increase by 0.50%, subject to the Net WAC Rate, on the second Distribution Date following the first possible optional termination date for the Mortgage Loans.

  The expected weighted average life and principal window is run at the pricing speed to call

  For the Class A-1, A-2 and A-3 Certificates, the final scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the mortgage loans, no termination of the Trust on the optional termination date, and a required overcollateralization amount of $0. For all other Certificates, the final scheduled Distribution Date is the Distribution Date in the month following the latest maturing mortgage loan.

Transaction Summary

Depositor: Residential Funding Mortgage Securities II, Inc.

Issuer: RFMS II Series 2006-HSA1 Trust.

Seller and Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage Group,

Master Servicer: Inc.

Subservicer: HomeComings Financial Network, Inc., an affiliate of the Depositor.

Advances: There is no required advancing of delinquent principal or interest on the mortgage loans by the Master Servicer, the Subservicer, the Trustee, the Credit Enhancer or any other entity.

Joint Lead Underwriters: Bear, Stearns & Co. Inc. and Residential Funding Securities Corporation

Co-Underwriters: Citigroup Global Markets, Inc. and Lehman Brothers Inc.

Trustee: JPMorgan Chase Bank, N.A.

Rating Agencies: Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") will rate the Offered Certificates.

Credit Enhancer: Financial Guaranty Insurance Company ("FGIC"), rated Aaa by Moody's and AAA by S&P.

Offered Certificates: $[282,669,000] adjustable-rate Class A-1 Certificates and $[178,775,000] fixed-rate Class A-2 through Class A-5 Certificates (together, the "Class A Certificates"). The Class A Certificates are primarily backed by closed-end fixed-rate home equity mortgage loans (the "HELs" or the "mortgage loans"). The Class A Certificates (the "Offered Certificates") will be offered by the prospectus supplement.

Federal Tax Status: The Class A Certificates will be designated as REMIC regular interests for tax purposes.

Form of Registration: The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System in same day funds.

Minimum Denominations: The Offered Certificates will be made available in minimum denominations of $100,000.

Statistical Cut-off Date: January 1, 2006.

Cut-off Date: January 1, 2006.

Expected Pricing Date: Week of January 16, 2005.

Expected Closing Date: On or about January [27], 2006.

Distribution Date: The 25th day of each month (or if not a business day, the next succeeding business day) commencing in February 2006.

Accrued Interest: The price to be paid by investors for the Class A-1 Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

ERISA Eligibility: The Offered Certificates may be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such Offered Certificates.

SMMEA Eligibility: The Offered Certificates will not be SMMEA eligible.

Optional Termination: The Master Servicer will have the option to purchase all of the remaining mortgage loans or all of the Certificates on the Distribution Date on which the aggregate principal balance of the mortgage loans after applying payments received in the related collection period falls below or is equal to 10% of their aggregate principal balance as of the Cut-off Date.

Pricing Prepayment

Speed: The Offered Certificates will be priced based on the following collateral prepayment assumptions:

15% CPR in the 1st month building approximately 2.2727% per month until the 12th month, remaining at 40% CPR through month 24 and then decreasing approximately 0.4167% per month until month 36 to 35% CPR and remaining constant at 35% CPR thereafter.

Collateral Description: The information below regarding the mortgage loans is based on a preliminary pool of assets. The weighted average characteristics of the final pool are not expected to materially change at closing.

The "HELs" are comprised of 9,872 fixed-rate, closed-end home equity mortgage loans totaling $463,762,584 as of the Statistical Cut-off Date, secured primarily by second liens on one- to four-family residential properties, with CLTVs not in excess of 100%. The aggregate principal balance of the HELs as of the Cut-off Date is expected to be approximately $463,762,584.

Interest Accrual Period: Class A-1 Certificates: from and including the preceding Distribution Date (or, for the first Distribution Date, the Closing Date) to but excluding the related Distribution Date on an actual/360 basis.

Classes A-2 through A-5 Certificates: calendar month preceding the related Distribution Date on a 30/360 basis.

Payment Delay: For the Class A Certificates (other than the Class A-1 Certificates): 24 days. For the Class A-1 Certificates: 0 days.

Class A Certificates: The "Class A-1 Pass-Through Rate" will be equal to the lesser of (a) 1-mo. LIBOR plus [ ]% per annum and (b) the Net WAC Rate.

The Pass-Through Rates for Class A-2 through Class A-5 Certificates will be equal to the lesser of (a) the related fixed-rate coupon for each Class and (b) the Net WAC Rate.

Any interest shortfalls due to the Net WAC Rate (the "Net WAC Cap Shortfalls") or prepayment interest shortfalls will carry forward with interest at the related pass-through rate for such Class A Certificates and will be reimbursed by excess interest from the HELs to the extent available. Any Relief Act shortfalls on the HELs will be allocated to the Class A Certificates pro rata based upon the interest that would have accrued on these Certificates absent these reductions and will be repaid in the current period only, to the extent of Excess Interest available for that purpose.

Step-up Coupon: The Pass-Through Rate for the Class A-4 Certificates will increase by 0.50%, subject to the Net WAC Rate, on the second Distribution Date following the first possible optional termination date for HELs.

Net Mortgage

Rate: The "Net Mortgage Rate" for any mortgage loan equals the mortgage rate minus (a) the master servicing fee, (b) the subservicing fee and (c) the rate at which the related policy premium is paid.

Net WAC Rate: The "Net WAC Rate" will be equal to the weighted average of the Net Mortgage Rates of the mortgage loans (adjusted in the case of the Class A-1 Certificates to an effective rate reflecting the accrual of interest on an actual/360 basis) (the "Net WAC Rate").

Net WAC Cap Shortfall: On any Distribution Date and with respect to any class of Certificates, the excess, if any, of (x) interest that would have accrued on such Certificates at the applicable pass-through rate without application of the Net WAC Rate over (y) interest accrued thereon at the Net WAC Rate.

Policy: The financial guaranty insurance policy (the "Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the latest stated final maturity date for the Class A Certificates. The Policy will not cover any prepayment interest shortfalls or Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate applicable to the Class A Certificates.

Credit Enhancement:

    Excess interest,
    Overcollateralization and
    A financial guarantee insurance policy.

Excess Interest: Because the mortgagors are expected to pay more interest on the mortgage loans than is necessary to pay interest on the Certificates, along with fees and expenses of the trust each month, there may be excess interest. On each Distribution Date this excess interest may be used to protect the Certificates against most types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization: On the Closing Date, the initial Overcollateralization Amount for the mortgage loans will be equal to [0.50]%. Excess Interest will be applied, to the extent not used to cover current or previously unpaid losses, and to pay the premium to the Credit Enhancer on the Policy or reimburse the Credit Enhancer for prior draws on the Policy, and to make accelerated payments of principal to the Class A Certificates then entitled to receive payments of principal, until the principal balance of the mortgage loans exceeds the aggregate Certificate Principal Balance of the Class A Certificates by a specified amount. This excess represents the Overcollateralization Amount. Initially, the Required Overcollateralization Amount will be equal to [3.15]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. The Required Overcollateralization Amount may decrease in the future pursuant to the pooling and servicing agreement.

Required

Overcollateralization

Amount: With respect to any Distribution Date prior to the Stepdown Date, the "Required Overcollateralization Amount" will equal [3.15]% of the aggregate balance of the mortgage loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date, the Required Overcollateralization Amount will equal the lesser of (a) the initial Required Overcollateralization Amount and (b) [6.30]% of the then-current aggregate principal balance of the mortgage loans, subject to the Overcollateralization Floor and to the satisfaction of certain conditions specified in the pooling and servicing agreement.

Overcollateralization

Floor: An amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Stepdown Date: The later of (a) the August 2008 Distribution Date and (b) the Distribution Date on which the aggregate principal balance of mortgage loans after applying payments received in the related collection period is less than 50% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, subject to the satisfaction of certain conditions specified in the pooling and servicing agreement.

Priority of Distributions:

On each Distribution Date, principal and interest collections with respect to the mortgage loans and payments made under the Policy will be allocated from the payment account in the following order of priority:

  To pay accrued interest due on the Class A Certificates pro rata, as reduced by any prepayment interest shortfalls, and Relief Act shortfalls;

  To pay as principal on the Class A Certificates, an amount equal to the principal collection distribution amount for such Distribution Date;

  To pay as principal on the Class A Certificates, an amount equal to the liquidation loss distribution amount for such Distribution Date;

  To pay the Credit Enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with interest;

  To reimburse the Credit Enhancer for prior draws made on the Policy, other than those attributable to excess loss amounts, with interest;

  To pay as additional principal on the Class A Certificates, an amount from excess interest on the mortgage loans, to bring the amount of Overcollateralization up to the Required Overcollateralization Amount for such Distribution Date;

  To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Policy;

  To pay the Class A Certificates any prepayment interest shortfalls on the mortgage loans with respect to the current period or remaining unpaid from any previous collection periods with interest;

  To pay the Class A Certificates, pro rata, any current period and previously unpaid Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;

  To pay the Class A Certificates current period Relief Act shortfalls with respect to the mortgage loans; and

  To pay any remaining amounts to the Class SB certificateholders.

Principal Distributions: Amounts distributable as principal on the Class A Certificates on each Distribution Date will be distributed first, to the holders of the Class A-5 Certificates based on the Lockout Distribution Percentage of the principal distribution amount, until the principal balance of the Class A-5 Certificates has been reduced to zero; second, to the holders of the Class A-1 Certificates, until the principal balance of the Class A-1 Certificates has been reduced to zero; third, to the holders of the Class A-2 Certificates, until the principal balance of the Class A-2 Certificates has been reduced to zero; fourth, to the holders of the Class A-3 Certificates, until the principal balance of the Class A-3 Certificates has been reduced to zero; fifth, to the holders of the Class A-4 Certificates, until the principal balance of the Class A-4 Certificates has been reduced to zero; and sixth, to the holders of the Class A-5 Certificates, until the principal balance of the Class A-5 Certificates has been reduced to zero.

Lockout

Distribution Percentage: For the Class A-5 Certificates and any Distribution Date, the percentage indicated below of the Lockout Certificate Percentage for such Distribution Date:

Distribution Date Occurring In

February 2006 through January 2009 0%

February 2009 through January 2011 45%

February 2011 through January 2012 80%

February 2012 through January 2013 100%

February 2013 and thereafter 300%

Lockout Certificate

Percentage: For the Class A-5 Certificates and any Distribution Date, the percentage equal to the principal balance of the Class A-5 Certificates immediately prior to such Distribution Date divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Class A Sensitivity Analysis
To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	1 50% PPC	175% PPC
Class A-1
Avg. Life (yrs)	11.64	1.84	1.24	0.95	0.78	0.66	0.57
Modified Duration (Years) (1)	8.49	1.70	1.17	0.90	0.74	0.63	0.55
First Principal Payment	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006
Last Principal Payment	11/25/2020	6/25/2010	10/25/2008	1/25/2008	8/25/2007	4/25/2007	2/25/2007
Principal Window (months)	178	53	33	24	19	15	13

Class A-2
Avg. Life (yrs)	14.83	5.21	3.18	2.20	1.71	1.39	1.16
Modified Duration (Years) (2)	10.14	4.46	2.86	2.03	1.60	1.31	1.10
First Principal Payment	11/25/2020	6/25/2010	10/25/2008	1/25/2008	8/25/2007	4/25/2007	2/25/2007
Last Principal Payment	11/25/2020	2/25/2012	9/25/2009	7/25/2008	12/25/2007	7/25/2007	4/25/2007
Principal Window (months)	1	21	12	7	5	4	3

Class A-3
Avg. Life (yrs)	15.00	8.13	4.48	3.00	2.15	1.72	1.41
Modified Duration (Years) (3)	10.18	6.45	3.90	2.71	1.99	1.61	1.33
First Principal Payment	11/25/2020	2/25/2012	9/25/2009	7/25/2008	12/25/2007	7/25/2007	4/25/2007
Last Principal Payment	2/25/2022	9/25/2016	7/25/2011	9/25/2009	7/25/2008	12/25/2007	8/25/2007
Principal Window (months)	16	56	23	15	8	6	5

Class A-4
Avg. Life (yrs)	16.08	10.82	6.77	4.52	3.16	2.22	1.77
Modified Duration (Years) (4)	10.42	7.96	5.51	3.90	2.82	2.04	1.65
First Principal Payment	2/25/2022	9/25/2016	7/25/2011	9/25/2009	7/25/2008	12/25/2007	8/25/2007
Last Principal Payment	2/25/2022	11/25/2016	3/25/2013	2/25/2011	11/25/2009	11/25/2008	1/25/2008
Principal Window (months)	1	3	21	18	17	12	6

Class A-5
Avg. Life (yrs)	12.22	7.04	5.99	4.72	3.75	2.91	2.21
Modified Duration (Years) (5)	8.67	5.67	4.98	4.07	3.32	2.63	2.04
First Principal Payment	2/25/2009	2/25/2009	2/25/2009	2/25/2009	2/25/2009	11/25/2008	1/25/2008
Last Principal Payment	11/25/2020	11/25/2016	3/25/2013	2/25/2011	11/25/2009	12/25/2008	4/25/2008
Principal Window (months)	142	94	50	25	10	2	4

  Assumes price of 100.00000%.
  Assumes price of 99.99068%.
  Assumes price of 99.99849%.
  Assumes price of 99.99543%.
  Assumes price of 99.99208%.

Class A Sensitivity Analysis
To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-1
Avg. Life (yrs)	11.64	1.84	1.24	0.95	0.78	0.66	0.57
Modified Duration (Years) (1)	8.49	1.70	1.17	0.90	0.74	0.63	0.55
First Principal Payment	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006	2/25/2006
Last Principal Payment	11/25/2020	6/25/2010	10/25/2008	1/25/2008	8/25/2007	4/25/2007	2/25/2007
Principal Window (months)	178	53	33	24	19	15	13

Class A-2
Avg. Life (yrs)	14.83	5.21	3.18	2.20	1.71	1.39	1.16
Modified Duration (Years) (2)	10.14	4.46	2.86	2.03	1.60	1.31	1.10
First Principal Payment	11/25/2020	6/25/2010	10/25/2008	1/25/2008	8/25/2007	4/25/2007	2/25/2007
Last Principal Payment	11/25/2020	2/25/2012	9/25/2009	7/25/2008	12/25/2007	7/25/2007	4/25/2007
Principal Window (months)	1	21	12	7	5	4	3

Class A-3
Avg. Life (yrs)	15.00	8.13	4.48	3.00	2.15	1.72	1.41
Modified Duration (Years) (3)	10.18	6.45	3.90	2.71	1.99	1.61	1.33
First Principal Payment	11/25/2020	2/25/2012	9/25/2009	7/25/2008	12/25/2007	7/25/2007	4/25/2007
Last Principal Payment	2/25/2022	9/25/2016	7/25/2011	9/25/2009	7/25/2008	12/25/2007	8/25/2007
Principal Window (months)	16	56	23	15	8	6	5

Class A-4
Avg. Life (yrs)	19.94	13.37	8.93	5.17	3.18	2.22	1.77
Modified Duration (Years) (4)	11.77	9.21	6.77	4.33	2.84	2.04	1.65
First Principal Payment	2/25/2022	9/25/2016	7/25/2011	9/25/2009	7/25/2008	12/25/2007	8/25/2007
Last Principal Payment	9/25/2030	11/25/2021	11/25/2020	9/25/2017	4/25/2010	11/25/2008	1/25/2008
Principal Window (months)	104	63	113	97	22	12	6

Class A-5
Avg. Life (yrs)	12.22	7.10	6.36	5.91	5.07	3.96	2.89
Modified Duration (Years) (5)	8.67	5.70	5.21	4.90	4.31	3.47	2.60
First Principal Payment	2/25/2009	2/25/2009	2/25/2009	2/25/2009	2/25/2009	11/25/2008	1/25/2008
Last Principal Payment	11/25/2020	11/25/2020	11/25/2020	7/25/2017	11/25/2014	11/25/2012	5/25/2011
Principal Window (months)	142	142	142	102	70	49	41

  Assumes price of 100.00000%.
  Assumes price of 99.99068%.
  Assumes price of 99.99849%.
  Assumes price of 99.99543%
  Assumes price of 99.99208%.

Class A-1 Net WAC Rate Schedule
Period	Distribution Date	Net WAC Rate (%)(1)
1	2/25/2006	8.33
2	3/25/2006	8.63
3	4/25/2006	7.79
4	5/25/2006	8.05
5	6/25/2006	7.79
6	7/25/2006	8.05
7	8/25/2006	7.79
8	9/25/2006	7.80
9	10/25/2006	8.06
10	11/25/2006	7.80
11	12/25/2006	8.06
12	1/25/2007	7.80
13	2/25/2007	7.80
14	3/25/2007	8.63
15	4/25/2007	7.80
16	5/25/2007	8.06
17	6/25/2007	7.80
18	7/25/2007	8.06
19	8/25/2007	7.80
20	9/25/2007	7.80
21	10/25/2007	8.06
22	11/25/2007	7.80
23	12/25/2007	8.06
24	1/25/2008	7.80
25	2/25/2008	7.80

      Run at the pricing speed to call.

COLLATERAL STATISTICAL INFORMATION

The mortgage loan characteristics are approximate and are subject to a +/- 10% variance.

Credit Score as of the Date of Origination

Credit Score Ranges	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
560 to 579	1	$15,558	0.01%	$15,558	58.00%	$8,122	5.84%
580 to 599	6	294,688	0.06	49,115	87.96	3,456	24.46
600 to 619	40	1,574,789	0.34	39,370	92.78	4,416	22.38
620 to 639	409	16,193,444	3.49	39,593	90.72	4,967	20.86
640 to 659	782	34,664,718	7.47	44,328	91.29	5,750	20.03
660 to 679	1,031	49,208,677	10.61	47,729	93.17	6,656	20.11
680 to 699	1,530	73,233,698	15.79	47,865	93.76	6,295	20.13
700 to 719	1,375	67,729,154	14.60	49,258	93.75	6,702	19.69
720 to 739	1,350	66,322,374	14.30	49,128	94.28	6,715	20.03
740 to 759	1,289	62,311,042	13.44	48,341	93.79	6,824	19.56
760 to 779	1,086	49,221,970	10.61	45,324	93.97	6,553	18.59
780 to 799	683	30,260,882	6.53	44,306	91.87	6,608	18.89
800 and Greater	290	12,731,590	2.75	43,902	91.96	7,061	19.11
Total	9,872	$463,762,584	100.00%	$46,978	93.33%	$6,494	19.73%

As of the cut-off date, the weighted average credit score was approximately 717.

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
5.501 to 6.000	6	$324,841	0.07%	$54,140	735	96.58%	$11,610	19.02%
6.001 to 6.500	108	5,072,526	1.09	46,968	752	80.87	12,938	19.38
6.501 to 7.000	632	28,669,209	6.18	45,363	744	87.46	7,527	18.76
7.001 to 7.500	1,237	55,833,685	12.04	45,136	738	89.68	7,429	18.85
7.501 to 8.000	1,740	80,534,898	17.37	46,284	732	92.16	6,364	19.29
8.001 to 8.500	1,403	66,491,504	14.34	47,392	721	94.06	5,745	20.42
8.501 to 9.000	1,224	61,365,919	13.23	50,136	717	94.69	6,164	20.90
9.001 to 9.500	852	41,858,330	9.03	49,129	709	95.60	5,968	19.81
9.501 to 10.000	832	38,869,501	8.38	46,718	696	95.90	6,373	20.26
10.001 to 10.500	630	27,897,496	6.02	44,282	692	94.73	6,112	19.00
10.501 to 11.000	493	22,708,132	4.90	46,061	685	95.84	5,922	19.02
11.001 to 11.500	261	12,468,255	2.69	47,771	683	96.64	6,471	19.69
11.501 to 12.000	206	10,328,492	2.23	50,138	677	96.40	6,733	19.62
12.001 to 12.500	131	5,998,616	1.29	45,791	684	96.07	6,712	20.00
12.501 to 13.000	86	4,186,286	0.90	48,678	702	95.64	8,550	21.88
13.001 to 13.500	20	862,445	0.19	43,122	675	97.23	7,786	18.95
13.501 to 14.000	9	240,309	0.05	26,701	681	95.48	5,947	20.42
140.001 to 14.500	1	36,744	0.01	36,744	666	95.00	21,424	15.79
14.501 to 15.000	1	15,398	0.01	15,398	632	90.00	5,747	11.05
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

As of the cut-off date, the weighted average mortgage rate was approximately 8.7900% per annum.

Principal Balances

Range of Principal Balances	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
$0.01 to $25,000.00	2,204	$41,239,718	8.89%	719	92.12%	$4,158	14.22%
$25,000.01 to $50,000.00	4,428	161,392,354	34.80	715	93.85	4,532	17.93
$50,000.01 to $75,000.00	1,906	116,526,519	25.13	716	93.93	5,979	19.90
$75,000.01 to $100,000.00	798	69,029,371	14.88	718	93.70	7,093	21.86
$100,000.01 to $125,000.00	249	27,859,414	6.01	715	94.33	8,660	22.71
$125,000.01 to $150,000.00	145	20,041,316	4.32	712	92.07	11,262	23.13
$150,000.01 to $175,000.00	66	10,738,763	2.32	727	92.42	13,676	25.12
$175,000.01 to $200,000.00	47	9,026,842	1.95	730	89.21	17,249	27.36
$200,000.01 to $225,000.00	9	1,920,681	0.41	714	80.60	12,197	37.43
$225,000.01 to $250,000.00	7	1,740,622	0.38	745	85.12	29,729	20.76
$250,000.01 to $275,000.00	6	1,533,277	0.33	711	85.73	18,120	31.85
$275,000.01 to $300,000.00	2	599,313	0.13	708	81.50	46,569	33.76
Greater than $300,000.00	5	2,114,393	0.46	757	79.33	23,502	26.63
Total	9,872	$463,762,584	100.00%	717	93.33%	$6,494	19.73%

As of the cut-off date, the average unpaid principal balance was approximately $46,978.

Original Combined LTV Ratios

Range of Combined LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
00.01 - 10.00	2	90,514	0.02	45,257	769	12,141	N/A
10.01 to 20.00	3	278,670	0.06	92,890	729	76,371	N/A
20.01 to 30.00	4	154,649	0.03	38,662	738	5,675	37.20
30.01 to 40.00	16	845,346	0.18	52,834	725	10,836	38.57
40.01 to 50.00	49	2,333,569	0.50	47,624	730	5,633	30.23
50.01 to 60.00	62	3,180,205	0.69	51,294	710	5,930	27.57
60.01 to 70.00	140	8,102,701	1.75	57,876	709	6,998	25.85
70.01 to 75.00	125	7,263,699	1.57	58,110	708	7,503	26.09
75.01 to 80.00	290	18,595,372	4.01	64,122	708	11,277	24.28
80.01 to 85.00	350	15,224,899	3.28	43,500	715	8,969	20.36
85.01 to 90.00	2,525	100,568,746	21.69	39,829	714	7,323	15.89
90.01 to 95.00	2,089	97,392,385	21.00	46,622	722	6,631	18.46
95.01 to 100.00	4,217	209,731,828	45.22	49,735	717	5,308	20.94
Total	9,872	$463,762,584	100.00%	$46,978	717	$6,494	19.73%

At origination, the weighted average combined LTV ratio was approximately 93.33%.

Junior Ratios

Range of Junior Ratios (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income
0.01 to 5.00	74	$1,015,300	0.22%	$13,720	710	82.75%	5,690
5.01 to 10.00	533	13,596,758	2.94	25,510	718	85.63	6,768
10.01 to 15.00	2,204	76,907,557	16.61	34,895	716	89.08	7,904
15.01 to 20.00	5,407	261,576,798	56.50	48,377	721	97.16	6,141
20.01 to 25.00	748	43,328,188	9.36	57,925	709	91.03	6,416
25.01 to 30.00	390	26,561,459	5.74	68,106	703	89.92	5,682
30.01 to 40.00	341	25,801,562	5.57	75,664	707	86.37	5,721
40.01 to 50.00	121	10,122,473	2.19	83,657	706	82.97	7,674
50.01 to 60.00	28	2,853,918	0.62	101,926	728	83.60	5,525
60.01 to 70.00	12	1,058,669	0.23	88,222	730	79.29	4,755
70.01 to 80.00	1	34,932	0.01	34,932	737	79.00	1,440
80.01 to 90.00	2	79,885	0.02	39,942	677	41.01	2,713
Total	9,861	$462,937,498	100.00%	$46,946	717	93.41%	6,452

 The preceding table excludes mortgage loan secured by first liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such mortgage loan to the sum of (i) the original principal balance of such mortgage loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such mortgage loan.

 As of the cut-off date, the weighted average junior ratio of the mortgage loans was approximately 19.73%.

Original Term to Scheduled Maturity

Range of Original Months to Scheduled Maturity	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96	17	$869,262	0.19%	$51,133	746	64.78%	$28,104	24.75%
109 - 120	76	2,245,153	0.48	29,541	711	81.64	4,250	23.64
145 - 156	1	13,522	0.01	13,522	716	100.00	2,163	10.01
169 - 180	8,240	375,800,107	81.03	45,607	718	93.73	6,415	19.42
181 - 288	501	23,586,618	5.09	47,079	704	86.48	5,744	24.93
289 - 300	894	53,807,837	11.60	60,188	717	93.97	7,133	19.39
301 and Over	143	7,440,085	1.60	52,029	703	96.98	6,424	20.11
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

As of the cut-off date, the weighted average original term to maturity was approximately 199 months.

Remaining Term of Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96	17	$869,262	0.19%	$51,133	746	64.78%	$28,104	24.75%
109 - 120	76	2,245,153	0.48	29,541	711	81.64	4,250	23.64
121 - 144	8	163,138	0.04	20,392	744	94.97	2,066	15.48
145 - 156	7	138,729	0.03	19,818	695	81.41	4,402	8.61
157 - 168	16	747,761	0.16	46,735	693	94.24	3,560	21.81
169 - 180	8,210	374,764,001	80.81	45,647	718	93.73	6,422	19.42
181 - 288	501	23,586,618	5.09	47,079	704	86.48	5,744	24.93
289.- 300	894	53,807,837	11.60	60,188	717	93.97	7,133	19.39
301 and Over	143	7,440,085	1.60	52,029	703	96.98	6,424	20.11
Totals:	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

As of the cut-off date, the weighted average scheduled remaining term to maturity was approximately 198 months.

Year of Origination

Year of Origination	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
2000	1	$10,096	0.01%	$10,096	699	100.00%	$1,402	20.00%
2002.............	7	153,042	0.03	21,863	747	94.64	2,109	15.20
2003.............	6	125,207	0.03	20,868	693	79.40	4,644	8.47
2004.............	21	1,115,245	0.24	53,107	703	91.15	3,573	22.69
2005	9,837	462,358,994	99.70	47,002	717	93.33	6,502	19.70
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Geographic Distribution of the Mortgaged Properties

State	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Alabama	108	$3,786,836	0.82%	$35,063	705	94.69%	$5,419	20.90%
Alaska	15	825,950	0.18	55,063	693	88.85	4,930	26.18
Arizona	461	21,692,326	4.68	47,055	714	93.29	5,892	19.55
Arkansas	33	849,391	0.18	25,739	724	96.64	3,965	16.76
California	1,142	81,791,775	17.64	71,622	718	91.64	7,525	18.68
Colorado	475	20,113,103	4.34	42,343	719	95.52	5,018	19.44
Connecticut	110	5,393,652	1.16	49,033	707	91.84	6,776	21.16
Delaware	25	927,643	0.20	37,106	714	88.01	10,885	19.25
District of Columbia	57	4,533,259	0.98	79,531	724	92.56	10,614	16.50
Florida	595	27,827,377	6.00	46,769	708	90.85	7,533	20.88
Georgia	433	16,823,472	3.63	38,853	710	96.63	6,156	19.80
Hawaii	20	1,806,475	0.39	90,324	746	94.09	9,730	19.23
Idaho	70	2,565,967	0.55	36,657	706	89.98	6,242	22.74
Illinois	281	12,382,426	2.67	44,066	708	94.45	5,336	21.05
Indiana	115	4,120,825	0.89	35,833	709	95.39	5,311	21.85
Iowa	39	1,407,533	0.30	36,091	703	95.76	3,970	23.63
Kansas	76	2,472,728	0.53	32,536	720	95.71	4,370	22.30
Kentucky	44	1,532,012	0.33	34,818	717	96.04	4,215	24.26
Louisiana	70	2,404,474	0.52	34,350	721	94.36	6,024	20.72
Maine	17	822,751	0.18	48,397	698	91.44	5,615	23.38
Maryland	348	19,726,909	4.25	56,687	718	93.13	6,077	18.77
Massachusetts	101	5,852,201	1.26	57,943	714	93.44	6,243	20.03
Michigan	204	7,522,352	1.62	36,874	707	96.18	5,133	21.26
Minnesota	209	9,267,224	2.00	44,341	712	95.10	4,988	19.74
Mississippi	21	682,573	0.15	32,503	701	94.79	5,530	19.88
Missouri	148	4,659,835	1.00	31,485	709	95.47	4,854	19.30
Montana	19	679,788	0.15	35,778	711	89.14	4,091	25.01
Nebraska	18	614,830	0.13	34,157	702	97.11	4,223	20.28
Nevada	206	11,368,091	2.45	55,185	715	93.57	7,937	18.57
New Hampshire	29	1,217,832	0.26	41,994	720	93.93	4,604	18.36
New Jersey	215	11,765,527	2.54	54,723	711	91.50	7,051	19.06
New Mexico	88	3,240,559	0.70	36,825	720	94.02	5,336	19.41
New York	115	6,543,815	1.41	56,903	706	87.17	5,506	22.37
North Carolina	225	8,098,230	1.75	35,992	711	95.81	5,787	19.23
North Dakota	1	30,810	0.01	30,810	750	95.00	3,315	15.79
Ohio	228	8,091,452	1.74	35,489	695	96.11	4,398	21.89
Oklahoma	54	1,765,291	0.38	32,691	725	94.13	5,176	21.14
Oregon	208	9,618,913	2.07	46,245	717	92.72	4,701	23.23
Pennsylvania	238	8,804,898	1.90	36,995	714	94.22	5,781	20.78
Rhode Island	27	1,231,895	0.27	45,626	704	90.52	4,298	19.68
South Carolina	96	3,771,546	0.81	39,287	712	93.66	7,699	21.41
South Dakota	5	201,523	0.04	40,305	705	100.00	5,950	23.67
Tennessee	81	2,999,207	0.65	37,027	708	95.14	5,290	22.07
Texas	1,341	45,994,013	9.92	34,298	734	94.60	7,368	17.90
Utah	237	9,594,285	2.07	40,482	720	93.70	6,998	21.10
Vermont	9	471,396	0.10	52,377	710	95.60	3,693	25.97
Virginia	565	36,334,048	7.83	64,308	723	92.33	7,317	19.35
Washington	523	25,133,244	5.42	48,056	719	94.38	5,528	20.01
West Virginia	8	273,583	0.06	34,198	706	84.61	3,443	23.23
Wisconsin	110	3,849,223	0.83	34,993	707	93.60	4,074	23.82
Wyoming	9	277,518	0.06	30,835	709	85.60	2,210	21.70
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Single Family Residence	5,915	$275,841,702	59.48%	$46,634	713	92.38%	$6,418	20.55%
PUD Detached	2,342	113,593,500	24.49	48,503	722	94.62	7,030	18.41
Condominium	863	39,100,859	8.43	45,308	725	95.55	6,077	18.46
PUD Attached	445	20,561,187	4.43	46,205	721	95.08	5,735	19.09
Multifamily (2-4 Units)	192	9,108,945	1.96	47,442	714	92.19	5,980	18.16
Townhouse/Rowhouse Attached	109	5,096,013	1.10	46,752	724	92.99	5,823	20.16
Townhouse/Rowhouse Detached	4	393,137	0.08	98,284	746	95.09	8,394	17.74
Modular Home	2	67,240	0.01	33,620	705	99.59	3,979	19.53
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Purpose

Purpose	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Purchase Money	6,112	$283,440,641	61.12%	$46,374	727	96.28%	$6,624	18.12%
Cash	1,397	67,725,539	14.60	48,479	701	88.18	7,150	21.60
Debt Consolidation	1,236	59,927,128	12.92	48,485	696	88.10	5,120	25.63
Rate/Term Refinance	994	44,602,805	9.62	44,872	705	90.81	6,234	19.10
Home Improvement	80	4,831,351	1.04	60,392	709	81.94	8,156	22.19
Other	48	2,751,354	0.59	57,320	714	91.31	9,329	17.21
Medical	3	333,087	0.07	111,029	725	79.94	6,549	27.03
Asset Acquisition	2	150,680	0.03	75,340	721	94.90	6,674	21.20
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Lien Priority

Lien Priority	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
First Lien	11	$825,085	0.18%	$75,008	746	44.00%	$29,498	N/A
Second Lien	9,861	462,937,498	99.82	46,946	717	93.41	6,452	19.73
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Occupancy Types

Occupancy (as indicated by Borrower)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Primary	9,078	$436,248,424	94.07%	$48,056	716	93.46%	$6,221	19.86%
Non-Owner Occupied	593	19,357,033	4.17	32,643	726	91.66	9,330	17.46
2nd Vacation	201	8,157,127	1.76	40,583	737	90.16	15,749	17.85
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Debt-to-Income Ratios

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0 to 5.00	1	$31,914	0.01%	$31,914	671	88.00%	$14,059	5.06%
5.01 to 10.00	11	617,224	0.13	56,111	737	62.99	53,032	17.03
10.01 to 15.00	54	2,547,386	0.55	47,174	732	86.09	29,996	21.67
15.01 to 20.00	136	5,048,701	1.09	37,123	731	91.01	11,870	20.23
20.01 to 25.00	359	15,832,171	3.41	44,101	724	90.61	12,311	20.89
25.01 to 30.00	848	35,166,464	7.58	41,470	727	91.71	8,765	20.34
30.01 to 35.00	1,349	57,920,939	12.49	42,936	719	93.11	7,524	19.59
35.01 to 40.00	2,264	108,563,453	23.41	47,952	718	93.39	6,673	19.30
40.01 to 45.00	3,076	154,149,310	33.24	50,114	714	93.87	5,261	19.81
45.01 to 50.00	1,310	58,793,810	12.68	44,881	712	94.64	3,811	19.89
50.01 to 55.00	111	5,810,248	1.25	52,345	703	94.17	3,836	20.45
55.01 to 60.00	18	646,482	0.14	35,916	750	89.99	2,485	19.27
60.01 to 65.00	5	253,450	0.05	50,690	724	91.12	2,869	17.96
Subtotal with Debt-to-Income Ratios	9,542	$445,381,553	96.04%	$46,676	717	93.34%	$6,494	19.77
Not Available	330	18,381,030	3.96	55,700	718	92.86	N/A	18.79
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

As of the cut-off date, the weighted average debt-to-income ratio was approximately 39.14%.

Residual Income

Range of Residual Income Balances	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Junior Ratio
Less than $1,500	174	$3,875,870	0.84%	$22,275	714	94.14%	22.78%
1,500 to 1,999	512	14,613,153	3.15	28,541	715	92.60	22.28
2,000 to 2,999	1,727	56,793,382	12.25	32,886	710	94.21	20.76
3,000 to 3,999	1,969	79,801,522	17.21	40,529	713	94.30	20.62
4,000 to 4,999	1,658	76,882,551	16.58	46,371	717	94.49	19.78
5,000 to 5,999	1,127	56,553,125	12.19	50,180	716	93.92	19.07
$6,000 and Greater	2,375	156,861,950	33.82	66,047	721	91.82	18.91
Subtotal with Residual Income	9,542	$445,381,553	96.04%	$46,676	717	93.34%	19.77%
Not Available	330	18,381,030	3.96	55,700	718	92.86	18.79
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	19.73%

As of the cut-off date, the weighted average residual income of the mortgagors was $6,494.

Prepayment Penalty Terms

Prepayment Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
None	8,780	$412,015,390	88.84%	$46,927	719	93.46%	$6,624	19.33%
12	85	4,919,472	1.06	57,876	703	95.20	6,750	19.87
24	110	5,736,257	1.24	52,148	709	97.27	6,200	18.86
36	837	37,999,717	8.19	45,400	700	90.71	5,013	24.18
60	8	392,111	0.08	49,014	743	99.64	8,134	19.82
Other	52	2,699,637	0.58	51,916	701	96.91	7,939	18.92
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

Documentation Types

Documentation Type	Number of Mortgage Loans	Cut-off Date Principal Balance	Percent of Mortgage Loans by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Full Documentation	5,754	$259,742,770	56.01%	$45,141	714	92.89%	$6,035	20.72%
Lite Documentation	668	26,365,728	5.69	39,470	724	94.03	5,754	18.35
Pay Stub	496	18,123,967	3.91	36,540	740	94.33	6,073	17.60
Fast/Reduced Doc	98	5,446,603	1.17	55,578	724	93.82	6,021	20.96
Full Documentation Types	7,016	$309,679,068	66.78%	$44,139	717	93.09%	$6,013	20.34%
Stated Income	2,377	128,050,338	27.61	53,871	716	94.00	7,575	18.68
No Ratio	208	12,538,047	2.70	60,279	717	94.28	7,178	18.70
Stated Income / Stated Asset	143	7,293,306	1.57	51,002	714	92.21	8,080	14.49
No Income/No Asset	72	3,755,747	0.81	52,163	724	92.38	4,031	19.66
No Documentation	56	2,446,079	0.53	43,680	716	87.44	N/A	18.07
Reduced Documentation Types	2,856	$154,083,516	33.22%	$53,951	716	93.80%	$7,594	18.50%
Total	9,872	$463,762,584	100.00%	$46,978	717	93.33%	$6,494	19.73%

Contact Information

Bear Stearns Contacts

Name:	Telephone:	E-Mail:
Matthew Perkins Senior Managing Director	(212) 272-7977
Josephine Musso Managing Director	(212) 272-6033
Audrey Kingsley Vice President	(212) 272-0891
G. Scott Tabor Collateral Analyst	(212) 272-5925

Bear Stearns Trading Contacts

Name:	Telephone:	E-Mail:
Jeffrey Verschleiser Senior Managing Director	(212) 272-5451
Scott Eichel Senior Managing Director	(212) 272-5451
Carol Fuller Senior Managing Director	(212) 272-4955
Angela Ward Associate Director	(212) 272-4955

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Moody's Odile Grisard	(212) 553-1382
Standard and Poor's Mona Solar	(212) 438-2668	Mona_Solar@standardandpoors.com